UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55187	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices, including zip code)

(602) 778-8700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the acquisition by CCA Acquisition, LLC (“CCA”), a newly-formed affiliate of CIM Group, LLC (“CIM”), of all of the issued and outstanding shares of common stock (the “Transaction”) of Cole Capital Advisors, Inc. (“Cole Capital Advisors”) from VEREIT Operating Partnership, L.P. (“VEREIT OP”), Glenn J. Rufrano voluntarily resigned as president and chief executive officer of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) effective as of February 1, 2018. This resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Rufrano will continue to serve as a member of the Company’s board of directors (the “Board”). In connection with the Transaction, the Board also increased the size of the Board from four members to six members.
In connection with the resignation of Mr. Rufrano as president and chief executive officer and the expansion of the Board, the Board appointed Richard Ressler to serve as president, chief executive officer and a director of the Company effective as of February 1, 2018. Mr. Ressler will serve as a director until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. The Company will not compensate Mr. Ressler for his services rendered as an officer or director of the Company.
In addition, the Board appointed W. Brian Kretzmer as an independent director of the Company effective as of February 1, 2018. Mr. Kretzmer will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. Mr. Kretzmer will receive the same compensation and reimbursement of expenses that the Company pays to each of its independent directors and committee members.
Messrs. Ressler and Kretzmer did not enter into any agreements with the Company in connection with their elections as members of the Board. As part of the Transaction, VEREIT OP agreed to recommend to the Board (a) the increase in the size of the Board by two members and (b) the appointment of two individuals designated by CCA, at least one of whom qualifies as an independent director, to fill such newly created vacancies, in each case, to be effective following the closing of the Transaction. Messrs. Ressler and Kretzmer were designated by CCA to be elected as directors, and the members of the Board thereafter elected Messrs. Ressler and Kretzmer. Other than Mr. Ressler’s interests in CCA and CIM, as described below, Messrs. Ressler and Kretzmer have not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. The Company is not aware of any family relationship among Messrs. Ressler or Kretzmer and any directors or executive officers of the Company. Descriptions of Messrs. Ressler’s and Kretzmer’s backgrounds are set forth below.
Richard Ressler, age 59, has served as the Company’s chief executive officer, president and a director since February 2018. Mr. Ressler also has served as vice president of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC since February 2018. In addition, Mr. Ressler serves in the following positions for CCO Group, LLC and its subsidiaries (collectively, “CCO Group”) and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
Cole Credit Property Trust IV, Inc. and Cole Office & Industrial REIT (CCIT III), Inc.	Chief executive officer, president and director	February 2018 - Present
Cole Corporate Income Advisors II, LLC; Cole Corporate Income Advisors III, LLC; Cole REIT Advisors IV, LLC; Cole REIT Advisors V, LLC	Vice President	February 2018 - Present
CCO Group, LLC	Vice President	February 2018 - present
Mr. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM, a vertically-integrated owner and operator of real assets, Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged finance solutions to U.S. corporations, and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ: “JCOM”), director of Presbia PLC (NASDAQ: “LENS”), and chairman of CIM Commercial Trust Corporation (NASDAQ: “CMCT”). Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since March 2014. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, allocation and asset management committees and serves on its credit committee. CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the United

States Securities and Exchange Commission (“SEC”) as a registered investment adviser. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. OFS Capital Management, LLC, an affiliate of OFSAM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. OCV is a relying adviser of OFS Capital Management, LLC. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: “VGR”) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler was selected to serve as a director because of his extensive real estate, business management and finance experience and expertise, in addition to his leadership roles at CMCT and its affiliates, all of which are expected to bring valuable insight to the Board.
W. Brian Kretzmer, age 64, has served as an independent director of the Company since February 2018. In addition, Mr. Kretzmer serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
Cole Credit Property Trust IV, Inc. and Cole Office & Industrial REIT (CCIT III), Inc.	Independent director	February 2018 - Present
Mr. Kretzmer currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer is a thirty-year veteran in technology industries. Mr. Kretzmer has also served as a director of j2 Global, Inc. since July 2007. Mr. Kretzmer holds a B.A. from Montclair State University and an M.B.A. from Farleigh Dickinson University. Mr. Kretzmer was selected to serve as a director because of his extensive operational and financial perspective and accounting expertise, in addition to his leadership roles at MAI Systems Corporation, all of which are expected to bring valuable insight to the board of directors.
The description of the Transaction provided in Item 8.01 below is incorporated by reference herein.
Item 8.01    Other Events.
As disclosed previously in the Company’s Form 8-K filed with the SEC on November 13, 2017, VEREIT OP entered into a Purchase and Sale Agreement on November 13, 2017 with CCA, pursuant to which CCA agreed to acquire all of the issued and outstanding shares of common stock of Cole Capital Advisors, the direct or indirect owner of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole Capital Corporation and CREI Advisors, LLC, the Company’s external advisor, dealer manager and property manager, respectively, and Cole Capital®, the Company’s sponsor.
On February 1, 2018, the Transaction was completed. Immediately following the completion of the Transaction, Cole Capital Advisors and the Company’s dealer manager were each converted into Delaware limited liability companies, Cole Capital Advisors’ name was changed to CCO Group, LLC, and the dealer manager’s name was changed to CCO Capital, LLC. As a result of the Transaction, CIM owns and/or controls CCO Group, LLC and its subsidiaries, and CCO Group, LLC owns and controls the Company’s external advisor, dealer manager and property manager.
In addition, as part of the Transaction, VEREIT OP and CCO Group, LLC entered into a services agreement (the “Services Agreement”), pursuant to which VEREIT OP will continue to provide certain services to CCO Group and to the Company, Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Office & Industrial REIT (CCIT II), Inc. and Cole Office & Industrial REIT (CCIT III), Inc. (the Company, Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Office & Industrial REIT (CCIT II), Inc. and Cole Office & Industrial REIT (CCIT III), Inc. collectively, the “Cole REITs”), including operational real estate support. VEREIT OP will continue to provide such services through March 31, 2019 (or, if later, the date of the last government filing other than a tax filing made by any of the Cole REITs with respect to its 2018 fiscal year) (the “Initial Services Term”) and will provide consulting and research services through December 31, 2023 as requested by CCO Group, LLC.
Despite the indirect change of ownership and control of the Company’s advisor, dealer manager, property manager and sponsor as a result of the Transaction, the Company expects that, during the Initial Services Term of the Services Agreement, the advisory, dealer manager and property management services the Company receives will continue without any material changes in personnel (except as supplemented by the management oversight of CIM personnel) or material change in service procedures. During the Initial Services Term of the Services Agreement, CCO Group, LLC intends to evaluate and effectuate an appropriate transition of VEREIT OP’s services under the Services Agreement to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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